Exhibit 10.1

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this “Agreement”) is entered into as of June 2, 2021 (the “Effective Date”), by and between InfoQuest Technology Inc., a Florida corporation here represented by Mr. Gary Rodney (collectively, the “Consultant”), and Energy and Water Development Corp., a Florida corporation (the “Company”). The Consultant and the Company are each a “Party” and collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, the Company is engaged in the business of an engineering services company formed as an outsourcing green tech platform, focused on the design, assembling and commercialization of water and energy sustainable solutions (the “Business”);

WHEREAS, the Company wishes to engage the Consultant as an independent contractor for the Company for the purpose of providing the Services (as defined below) and acting as Interim Chief Financial Officer from and after the Effective Date on the terms and conditions set forth herein;

WHEREAS, Consultant has expertise in the area of public companies and energy companies and has a finance background and is willing to provide the Services and to act as a Consultant and Interim Chief Financial Officer to the Company upon the terms and conditions set forth in this Agreement

WHEREAS, the Consultant wishes to provide the Services in accordance with the terms of this Agreement; and

WHEREAS, each Party is duly authorized and capable of entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following terms:

1.           ENGAGEMENT AND POSITION During the Term (as defined below), the Company shall engage Consultant, with Gary Rodney as its dedicated representative, as the Company’s Interim Chief Financial Officer and he shall serve in such capacity, subject to the terms and conditions of this Agreement. Consultant shall, during the Term, report directly to the Company’s Chief Operating Officer (the “COO”).

2.           RESPONSIBILITIES

(a)                Responsibilities of the Consultant. The Consultant agrees to do each of the following (collectively, the “Services”) during the Term:

(i)      Perform the services generally completed by the Chief Financial Officer of the Company, which include oversight responsibility for all financial (including treasury functions), accounting and compliance functions of the Company. Compliance responsibilities include oversight responsibility for compliance with the Company’s obligations under tax, securities and other applicable laws;

(ii)     Help complete compliance and preparation and filing of 10K and 10Q-

(iii)    Serve as the Chief Compliance Officer under the Company’s Code of Conduct and Ethics;

(iv)    Upon the request of the Company’s Board of Directors, serve as a director and/or officer of the Company or its subsidiaries, or in a fiduciary position with respect to any employee benefit plans or trusts established by the Company;

(v)     Communicate with the Company regarding progress the Consultant has made in performing the Services; and

(vi)    Provide other services that are reasonably satisfactory and acceptable to the Company.

(b)               Responsibilities of the Company. The Company agrees to do each of the following during the Term:

(i)     Engage the Consultant as an independent contractor to perform the Services of an Interim Chief Financial Officer;

(ii)    Upon request, provide relevant information and reasonable tools to assist the Consultant with the performance of the Services; and

(iii)   Satisfy all of the Consultant’s reasonable requests for assistance in its performance of the Services.

3.                   NATURE OF RELATIONSHIP

(a)                Independent Contractor Status. The Consultant agrees to perform the Services hereunder solely as an independent contractor. The Parties agree that nothing in this Agreement shall be construed as creating a joint venture, partnership, franchise, agency, employer/employee, or similar relationship between the Parties. The Consultant is and will remain an independent contractor in its relationship to the Company and shall not be considered or deemed to be an employee of the Company for any purpose, including without limitation, for purposes of any pension, bonus, equity, or other benefit plan which the Company makes available to its employees. The Company shall not be responsible for withholding taxes with respect to the Consultant’s compensation hereunder. The Consultant shall have no claim against the Company hereunder or otherwise for any form or type of benefits, including, without limitation, vacation pay, sick leave, retirement benefits, disability, social security, worker’s compensation, or unemployment insurance benefits. Nothing in this Agreement shall create any obligation between either Party and a third party.

(b)                Reliance by the Company. The Company has entered into this Agreement in reliance on information provided by the Consultant, including the Consultant’s express representation that it is an independent contractor and in compliance with all applicable laws related to work as an independent contractor.

4.                   TERM The initial term of this Agreement (the "Initial Term") will commence on the Effective Date and expire on the twelve (12) months anniversary of the Effective Date (the “Expiration Date”) unless this Agreement is terminated earlier in accordance with the terms of Section 11 of this Agreement. Notwithstanding the foregoing, the effectiveness of this Agreement shall automatically be extended for an additional one-year term on the Expiration Date (each, a “Renewal Term”) and on each successive anniversary of the Expiration Date (each, a “Renewal Date”), unless and until (i) either Party gives written notice of non-renewal at least 30 days before the Expiration Date or any Renewal Date; or (ii) the Agreement is terminated earlier in accordance with Section 10. For all purposes in this Agreement, the Initial Term and any Renewal Terms are referred to collectively as the “Term” of this Agreement.

5.                   CONFIDENTIAL INFORMATION

(a)                The Consultant acknowledges that during the course of providing Services hereunder, he will be given or will have access to non-public and confidential business information of the Company which will include information concerning pending or potential transactions, financial information concerning the Company, information concerning the Company’s product formulas and processes, information concerning the Company’s business plans and strategical information concerning Company personnel and vendors, and other non-public proprietary information of the Company (all collectively called “Confidential Information”). All the Confidential Information constitutes “trade secrets” under the Uniform Trade Secrets Act. The Consultant covenants and agrees that during and after the Term he will not disclose such information or any part thereof to anyone outside the Company or use such information for any purpose other than the furtherance of the Company’s interests without the prior written consent of the Company.

(b)                The Company and the Consultant agree that the covenants set forth in Paragraph 4(a) are reasonably necessary for the protection of the Company’s Confidential Information and that a breach of the foregoing covenants will cause the Company irreparable damage not compensable by monetary damages, and that in the event of such breach or threatened breach, at the Company’s election, an action may be brought in a court of competent jurisdiction seeking a temporary restraining order and a preliminary injunction against such breach or threatened breach.

(c)                The covenants and agreements of the Consultant contained in this Paragraph 4 shall survive the termination of this Agreement.

6.	REPRESENTATIONS AND WARRANTIES

(a)          The Parties each represent and warrant as follows:

(i)      Each Party has full power, authority, and right to perform its obligations under the Agreement.

(ii)    This Agreement is a legal, valid, and binding obligation of each Party, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors’ rights generally and equitable remedies); and

(iii)    Entering into this Agreement will not violate the charter or bylaws of either Party or any material contract to which that Party is also a party.

(b)         The Consultant hereby represents and warrants as follows:

(i)      The Consultant has the sole right to control and direct the means, details, manner, and method by which the Services required by this Agreement will be performed;

(ii)     The Consultant has the right to perform the Services required by this Agreement at any place or location, and at such times as the Consultant shall determine;

(iii)    The Services shall be performed in accordance with standards prevailing in the Company’s industry, and shall further be performed in accordance with and shall not violate any applicable laws, rules, or regulations, and the Consultant shall obtain all permits or permissions required to comply with such standards, laws, rules, or regulations; and

(iv)    The Services required by this Agreement shall be performed by the Consultant and the Company shall not be required to hire, supervise, or pay anyone to help the Consultant perform such Services.

(c)	The Company hereby represents and warrants as follows

(i)     The Company will make timely payments of amounts earned by the Consultant under this Agreement,

(ii)    The Company shall notify the Consultant of any changes to its procedures affecting the Consultant’s obligations under this Agreement at least 30 days prior to implementing such changes; and

(iii)   The Company shall provide such other assistance to the Consultant as the Company deems reasonable and appropriate

7.	COMPENSATION

(a)                 During the Term, the Company will pay Consultant $7,000 per month (the “Monthly Fee”) in arrears within one week following the receipt of an invoice from the Consultant. Any partial month shall be prorated.

(b)                In addition to the Monthly Fee and in consideration for the successful achievement of the two milestones set forth below (each a “Milestone”), provided that this Agreement has not been terminated for any reason prior to the achievement of the applicable Milestone, Consultant shall be entitled to receive warrants to purchase an aggregate 2,000,000 shares of the Company´s common stock. (each a “Warrant” and, collectively, the “Warrants”) issuable and exercisable in accordance with the following table:

Warrant Shares	Milestone	Applicable Exercise Period
Warrant to purchase 1,000,000 shares of Common Stock

The filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for period ended March 31, 2021 within ninety days following the Effective Date.

The period commencing on the Issuance Date of the Warrant and ending at 5:00 p.m. eastern standard time on the three-year anniversary thereof
Warrant to purchase 1,000,000 shares of Common Stock	The Company is current and in good standing with the OTCQB within ninety days following the Effective Date.	The period commencing on the Issuance Date of the Warrant and ending at 5:00 p.m. eastern standard time on the three-year anniversary thereof

Each of the Warrants shall have a strike price of $0.40 per share and shall be exercisable for restricted stock on a broker assisted cashless basis. Piggyback registration rights will be part of the Warrant. The Company shall issue the Warrant to Consultant simultaneously herewith incorporating these terms.

(c)     Other forms of compensation for additional services may occur depending on the nature of a specific engagement and only upon the mutual agreement of both parties.

(d)      Expenses. Any reasonable expenses incurred by the Consultant in the performance of this Agreement with prior authorization by the Company, shall be reimbursable by the Company in accordance with the Company’s standard expense reimbursement procedures.

(e)      Taxes. The Consultant is solely responsible for the payment of all income, social security, employment-related, or other taxes incurred as a result of the performance of the Services by the Consultant under this Agreement and for all obligations, reports, and timely notifications relating to such taxes. The Company shall have no obligation to pay or withhold any sums for such taxes.

8.       WORK FOR HIRE. The Consultant expressly acknowledges and agrees that any work prepared by the Consultant under this Agreement shall be considered “work for hire” and the exclusive property of the Company unless otherwise specified. To the extent such work may not be deemed a “work for hire” under applicable law, the Consultant hereby assigns to the Company all of its right, title, and interest in and to such work. The Consultant shall execute and deliver to the Company any instruments of transfer and take such other action that the Company may reasonably request, including, without limitation, executing and filing, at the Company’s expense, copyright applications, assignments, and other documents required for the protection of the Company’s rights to such materials.

9.                   NO CONFLICT OF INTEREST; OTHER ACTIVITIES. The Consultant hereby represents and warrants to the Company, and covenants to the Company, that the Consultant is, and will not be, obliged under any contract, obligation or other duty that conflicts with or is inconsistent with this Agreement. During the Term, the Consultant is free to engage in other independent contracting activities; provided, however, the Consultant shall not accept work, enter into contracts, or accept obligations inconsistent or incompatible with the Consultant’s obligations or the scope of Services to be rendered for the Company pursuant to this Agreement. For the avoidance of doubt, during the Term, Consultant shall owe a fiduciary duty of loyalty, fidelity, and allegiance to act in the best interests of the Company, and to not act in a manner that would materially injure their business, interests, or reputations. In keeping with these duties, Consultant shall make full disclosure to the COO of all opportunities pertaining to the Business of the Company that come to his attention during the Term and shall not appropriate for his own benefit any such Business opportunities concerning the subject matter of the fiduciary relationship.

10.               TERMINATION. This Agreement may be terminated:

(a)                by either party on provision of thirty (30) days’ written notice to the other Party, with or without cause;

(b)                by either Party for a material breach of any provision of this Agreement by the other Party, if the other Party’s material breach is not cured within fifteen (15) days of receipt of written notice thereof; or

(c)                by the Company at any time and without prior notice, if the Consultant (i) is convicted of any felony, (ii) is convicted of any crime involving moral turpitude, fraud or misrepresentation, (iii) fails or refuses to comply with the written policies or reasonable directives of the Company, (iv) is guilty of serious misconduct in connection with performance under this Agreement; or (v) breaches any provision of Paragraph 4 above.

The Term shall end upon the termination of this Agreement. Following the termination of this Agreement for any reason, the Company shall promptly pay the Consultant any outstanding amounts for Services rendered before the effective date of the termination. Termination of this Agreement shall constitute the Consultant’s resignation from any director or officer position the Consultant has with the Company or any of the Company’s subsidiaries and from all fiduciary positions the Consultant holds with respect to any employee benefit plans or trusts established by the Company. The Consultant agrees that this Agreement shall serve as written notice of resignation in the foregoing circumstances.

11.               RETURN OF PROPERTY. Immediately upon termination of this Agreement or other request by the Company, the Consultant agrees to return to the Company all Confidential Information and all other Company products, samples, models, or other property and all documents, retaining no copies or notes, relating to the Company’s business including, but not limited to, reports, abstracts, lists, correspondence, information, computer files, computer disks, and all other materials and all copies of such material obtained by the Consultant during and in connection with his performance of Services hereunder. All Confidential Information and all other files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the Company’s business, whether prepared by the Consultant or otherwise coming into its possession, shall remain the Company’s exclusive property.

12.	INDEMNIFICATION

(a)                Of Company by Consultant. The Consultant shall defend, indemnify and hold harmless the Company and its officers, directors, stockholders, employees, agents, contractors, affiliates, subsidiaries, successors, and assigns from and against any and all damages, liabilities, costs, expenses, claims, and/or judgments, including, without limitation, reasonable attorneys’ fees and disbursements (collectively, the “Claims”) that any of them may suffer from or incur and that arise or result from (i) any gross negligence or willful misconduct of the Consultant arising from or connected with Consultant’s carrying out of his duties under this Agreement, (ii) the Consultant’s breach of any of his representations, warranties, covenants, obligations, agreements, or duties under this Agreement, or (iii) any penalty, fine or interest imposed by any governmental authority (including any taxing authority) as a result of payments made to the Consultant hereunder.

(b)                Of Consultant by Company. Company agrees to indemnify and hold harmless Consultant from any and all claims, actions, liabilities, costs, expenses, including attorney fees arising from claims made against Consultant in connection with Company’s possession or improper use of advice, guidance, materials, information, data or other services provided by Consultant under this Agreement.

13.               USE OF TRADEMARKS. The Consultant recognizes the Company’s right, title, and interest in and to all service marks, trademarks, and trade names used by the Company and agrees not to engage in any activities or commit any acts, directly or indirectly, that may contest, dispute, or otherwise impair the Company’s right, title, and interest therein, nor shall the Consultant cause diminishment of value of said trademarks or trade names through any act or representation. The Consultant shall not apply for, acquire, or claim any right, title, or interest in or to any such service marks, trademarks, or trade names, or others that may be confusingly similar to any of them, through advertising or otherwise. Effective as of the termination of this Agreement, the Consultant shall cease to use all of the Company’s trademarks, marks, and trade names.

14.               MODIFICATION. No amendment, change, or modification of this Agreement shall be valid unless in writing and signed by both Parties.

15.               ASSIGNMENT. The Company shall have the right to assign its rights and delegate its duties under this Agreement in whole or in part without the consent of the Consultant. The Consultant may not, without the written consent of the Company, assign, subcontract, or delegate its obligations under this Agreement, except that the Consultant may transfer the right to receive any amounts that may be payable to him for his services under this Agreement, which transfer will be effective only after receipt by the Company of written notice of such assignment or transfer.

16.               SUCCESSORS AND ASSIGNS. All references in this Agreement to the Parties shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns. The provisions of this Agreement shall be binding on and shall inure to the benefit of the permitted successors and assigns of the Parties.

17.               FORCE MAJEURE. A Party shall be not be considered in breach of or in default under this Agreement on account of, and shall not be liable to the other Party for, any delay or failure to perform its obligations hereunder by reason of fire, earthquake, flood, explosion, strike, riot, war, terrorism, epidemic, or similar event beyond that Party’s reasonable control (each a “Force Majeure Event”); provided, however, if a Force Majeure Event occurs, the affected Party shall, as soon as practicable:

(a)                notify the other Party of the Force Majeure Event and its impact on performance under this Agreement; and

(b)                use reasonable efforts to resolve any issues resulting from the Force Majeure Event and perform its obligations hereunder.

18.               NO IMPLIED WAIVER. The failure of either Party to insist on strict performance of any covenant or obligation under this Agreement, regardless of the length of time for which such failure continues, shall not be deemed a waiver of such Party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation under this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation.

19.               NOTICE. Any notice or other communication provided for herein or given hereunder to a Party hereto shall be in writing and shall be given in person, by overnight courier, or by mail (registered or certified mail, postage prepaid, return-receipt requested), or by email to such Party as follows (or to such other address as such Party may designated from time to time for purposes of this Paragraph by notice to the other Party):

If to the Company:

Ms. Irma Velazquez, MSc - COO

Energy And Water Development Corp

7901 4TH ST. N - SUITE 4174

ST. PETERSBURG

FLORIDA 33702 USA

velazquezi@eawctechnologies.com

If to the Consultant:

Mr. Gary Rodney

InfoQuest Technologies, Inc.

3101 Pierson Drive
Delray Beach, FL 33483
GRodney@prolianze.com

20.               GOVERNING LAW. This Agreement shall be governed by the laws of the state of Florida. In the event that any litigation or other legal proceeding results from or arises out of this Agreement or the performance thereof, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing Party may be entitled.

21.               COUNTERPARTS/ELECTRONIC SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as an original signature.

22.               SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provisions had never been contained herein.

23.               ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties as to the matters discussed herein and supersede any prior or contemporaneous negotiations, representations, promises, agreements and/or understandings of the Parties with respect to such matters, whether written or oral, except as specifically set forth in this Agreement.

24.               HEADINGS. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

-Signature Page Follows-

IN WITNESS WHEREOF, the Parties have signed this Consulting Services Agreement as of the Effective Date.

COMPANY:

Energy and Water Development Corp

By:	/s/ Ralph Hofmeier
Ralph Hofmeier - CEO

CONSULTANT:

InfoQuest Technologies, Inc.

By:	/s/ Gary Rodney
Mr. Gary Rodney